                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[X]  Preliminary proxy statement.           [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14A-6(e)(2)).
[_]  Definitive proxy statement.

[_]  Definitive additional materials.

[_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.


               (Name of Registrant as Specified in Its Charter)
                            The Metzler Group, Inc.


(Name of Person(s) Filing proxy statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     (4) Proposed maximum aggregate value of transaction:


     (5) Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     (1)  Amount Previously Paid:


     (2) Form, Schedule or Registration Statement No.:


     (3)  Filing Party:


     (4)  Date Filed:


Notes:

                             [METZLER GROUP LOGO]

                                 615 N. Wabash
                            Chicago, Illinois 60611

                                                                  June 18, 1999

Dear Shareholder:

   It is my pleasure to invite you to the 1999 annual meeting of shareholders of The Metzler Group, Inc. We will hold the meeting on Thursday, July 15, 1999, at 9:00 a.m. Chicago time at The Mid-America Club, 200 E. Randolph Drive, Chicago, Illinois.

   The accompanying notice of annual meeting of shareholders and proxy statement describes the items of business which will be discussed during the meeting. It is important that you vote your shares whether or not you plan to attend the meeting. To be sure your vote is counted, we urge you to carefully review the proxy statement and to vote your choices. Please vote your proxy on the Internet by visiting www.proxyvote.com or mark, sign, date and return your proxy card by mail whether or not you plan to attend the annual meeting.

   If you later decide to attend the meeting, you can always revoke your proxy at that time and vote your shares in person.

   I look forward to seeing you at the meeting. On behalf of the management and directors of The Metzler Group, Inc., I want to thank you for your continued support and confidence.

                                          Sincerely,

                                          /s/ Robert P. Maher

                                          ROBERT P. MAHER
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                             [METZLER GROUP LOGO]

                                 615 N. Wabash
                            Chicago, Illinois 60611

                   Notice Of Annual Meeting Of Shareholders

                          To Be Held On July 15, 1999

To the Shareholders of The Metzler Group, Inc.:

   We will hold the annual meeting of shareholders of The Metzler Group, Inc., a Delaware corporation, at The Mid-America Club, 200 E. Randolph Drive, Chicago, Illinois, on Thursday, July 15, 1999, at 9:00 a.m. Chicago time. The meeting's purpose is to:

     1. Elect one director to our Board of Directors to serve a term of three years;

     2. Consider and vote upon a proposed amendment to our certificate of incorporation to increase the total authorized common stock to 250,000,000 shares;

     3. Consider and vote upon a proposed amendment to our certificate of incorporation to change our name to Navigant Consulting, Inc.;

     4. Consider and vote upon re-approval of our Long-Term Incentive Plan;
  and

     5. To transact any other business appropriate to the meeting.

   If you were a shareholder of record at the close of business on May 31, 1999, you may vote at the annual meeting. For ten days prior to the meeting, we will keep a list of shareholders entitled to vote at the meeting with the address and number of shares held by each at the following locations:

     1. Our offices at 615 N. Wabash, Chicago, Illinois; and

     2. The offices of our transfer agent, American Stock Transfer Trust Company, located at 40 Wall Street, New York, New York.

   You may inspect the stock lists at any time during usual business hours. You may also inspect the list during the meeting.

   If you cannot attend the meeting, we urge you to sign, date and otherwise complete the enclosed proxy card and return it promptly in the envelope provided. If you give a proxy, you have the right to revoke it at any time before it is voted.

   We have enclosed the 1998 Annual Report, including financial statements, and the proxy statement with this notice of annual meeting.

                                          For the Board of Directors,


                                          /s/ Charles A. Demirjian

                                          CHARLES A. DEMIRJIAN
                                          Secretary

Chicago, Illinois
June 18, 1999

                               ----------------

                            YOUR VOTE IS IMPORTANT.
     PLEASE VOTE YOUR PROXY ON THE INTERNET BY VISITING www.proxyvote.com.
                                      OR
              MARK, SIGN, DATE AND RETURN YOUR PROXY CARD BY MAIL
             WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                 615 N. Wabash
                            Chicago, Illinois 60611

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

   We have sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 1999 annual meeting of shareholders. We will hold the annual meeting on Thursday, July 15, 1999, at 9:00 a.m. Chicago time.

                               VOTING OF SHARES

   We will begin mailing this proxy statement and the accompanying proxy card to you, beginning on or about June 23, 1999. Each share of our common stock, par value $0.001 per share, is entitled to one vote. Please specify your choices by marking the appropriate boxes on the enclosed proxy card and signing it.

   Directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. A quorum is 50% of the shares entitled to vote. Any other matters voted on at the meeting shall be determined by a majority of the votes cast.

   If you mark "withhold authority" on your proxy card with respect to the election of the nominee for director, your vote will not count either "for" or "against" the nominee. If you mark your proxy card to "abstain" on other matters, your vote will not be counted in determining whether a majority vote was obtained. If you do not give directions on your proxy card and you return the signed card, the persons named in the proxy card will vote the shares at their discretion on all matters. If a broker or other person holding shares for you does not vote on a proposal (broker non-votes), your shares will not be counted in determining the number of votes cast.

   If you vote by proxy, you may revoke that proxy at any time before it is voted at the meeting by sending us a proxy bearing a later date or by attending the meeting in person and casting a ballot.

   YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED AND SIGNED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

   We solicit proxies to give all shareholders of record on May 31, 1999 an opportunity to vote on matters to be presented at the annual meeting. Your shares can be voted at the meeting only if you are present or represented by proxy. As of the record date, approximately 42,400,000 shares of common stock were issued and outstanding, and each share has one vote for the matters referred to in this proxy statement. We have adjusted all shares and stock prices contained in this proxy statement to reflect our three-for-two stock split effected on April 1, 1998.

                              BOARD OF DIRECTORS

General

   The Board manages our business affairs. Members of the Board keep themselves informed by reading various reports and documents sent to them on a regular basis. In addition, the Chief Executive Officer and other officers routinely present operating and financial reports at Board and committee meetings

   The Board met five times in 1998, and all members attended each meeting, except Mr. Pond was unable to attend one meeting.

   Biographical information on the director nominee and the directors serving unexpired terms begin on page 3 of this proxy statement.

Board Committees

   In October 1998, the Board created a special committee to oversee our most recent follow-on public offering, including to negotiate and authorize the price of our common stock in that offering. Robert P. Maher, who is the Chairman of the Board and our President and Chief Executive Officer, was the sole member of this committee. In January 1997, the Board formed the standing Audit Committee and the Compensation Committee to assist the Board in carrying out its duties.

   The AUDIT COMMITTEE has four members, three of whom are independent, non-employee directors. Peter B. Pond, Mitchell H. Saranow, James R. Thompson and Mr. Maher currently serve on the Audit Committee. The Audit Committee reviews our internal controls and the objectivity and integrity of financial reporting. The Audit Committee also meets with our independent certified public accountants and other financial personnel about these matters. This committee met three times during 1998.

   The COMPENSATION COMMITTEE has four members, three of whom are independent, non-employee directors. Messrs. Pond, Saranow, Thompson and Maher currently serve on the Compensation Committee. This committee monitors our compensation programs for directors and officers, administers compensation plans for executive officers, and oversees the employee benefit plans. This committee also makes recommendations to the Board about compensation for directors and officers. The Compensation Committee's Report on Executive Compensation begins on page 9 under the caption "Compensation Committee Report on Executive Compensation". This committee met five times during 1998.

Director Compensation

   Under our Long-Term Incentive Plan, we grant each director not employed by us an option to purchase 3,000 shares of common stock for each year of the term to be served upon the director's initial election or re-election to the Board. Thus, a director elected to a three-year term receives 9,000 options. The options have an exercise price equal to the fair market value of the common stock on the date of grant and become exercisable in equal installments over the term to be served beginning on the first anniversary of the date of grant, so that 3,000 options become exercisable each year. We also pay directors who are not executive officers a fee of $1,000 for each Board meeting attended in person. All directors are reimbursed for travel expenses incurred in connection with attending board and committee meetings. Directors are not entitled to additional fees for serving on committees of the Board. From time to time, we also grant our non-employee directors additional options after reviewing the level of compensation other companies similarly situated to us pay their non-employee directors.

                       ITEM NO. 1--ELECTION OF DIRECTORS

   The Board has set the current number of directors at five. Mr. Maher and Barry S. Cain are the two employee directors on the Board. The Board is divided into three classes with staggered terms so that the term of one class expires at each annual meeting of shareholders. Directors are elected by a plurality of the votes cast. The seat held by Mr. Maher is up for election at this annual meeting.

   The Board has selected and approved the following nominee for submission to the shareholders: Robert P. Maher, our Chief Executive Officer, President and Chairman, to serve a three-year term expiring at the annual meeting in 2002.

   If Mr. Maher becomes unable or unwilling to serve, proxies will be voted for election of a person designated by the Board. The Board knows of no reason why Mr. Maher should be unable or unwilling to serve.

   A brief listing of the principal occupation, other major affiliations and age of Mr. Maher and each director serving an unexpired term follows.

       NOMINEE FOR ELECTION AT THIS MEETING TO A TERM EXPIRING IN 2002:

   ROBERT P. MAHER, 49, has served as the Chief Executive Officer and President of our holding company since inception and as our Chairman of the Board since June 1996. He has been one of our directors since April 1991. From August 1990 to December 1995, Mr. Maher held various positions in our organization, most recently as a Senior Vice President of Metzler & Associates, Inc., one of our subsidiaries, working primarily in the information technology area. From 1988 to August 1990, he organized and directed information technology engagements for the regulated segment of the communications industry practice as a principal with the consulting practice of Ernst & Young LLP.

   The Board recommends a vote FOR Mr. Maher.

                  DIRECTORS WHOSE TERMS CONTINUE UNTIL 2000:

   PETER B. POND, 54, has served as one of our directors since November 1996. He has served as the Midwest Head of Investment Banking for Donaldson, Lufkin & Jenrette Securities Corporation since June 1991. Mr. Pond is a director of Maximus, Inc., a provider of program management and consulting services to state, county and local government health and human services agencies.

   MITCHELL H. SARANOW, 53, has served as one of our directors since November 1996. Mr. Saranow has served as Chairman of The Saranow Group L.L.C. and its affiliated companies since October 1984. He founded Fluid Management, L.P. in April 1987 and served as Chairman and Chief Executive Officer until January 1997. He presently also serves as a director of Lawson Products, Inc., a distributor of expendable maintenance, repair and replacement products, and as Chairman of Elf Machinery, L.L.C., an affiliate of The Saranow Group.

                  DIRECTORS WHOSE TERMS CONTINUE UNTIL 2001:

   JAMES R. THOMPSON, 62, has served as one of our directors since August 1998. Governor Thompson was named Chairman of the Chicago law firm of Winston & Strawn in January 1993. He joined the firm in January 1991 as Chairman of the Executive committee after serving four terms as Governor of the State of Illinois from 1977 until January 1991. Prior to his terms as Governor, he served as U.S. Attorney for the Northern District of Illinois from 1971 to 1975. Governor Thompson served as the Chief of the Department of Law Enforcement and Public Protection in the Office of the Attorney General of Illinois, as an Associate Professor at Northwestern University School of Law, and as an Assistant State's Attorney of Cook County. He is a former Chairman of the President's Intelligence Oversight Board. Governor Thompson is currently a member of the Boards of Directors of Union Pacific Resources, Inc., Prime Retail, Inc., American National Can Co., Jefferson Smurfit Group, plc, Prime Group Realty Trust, FMC Corporation, and Hollinger International. He serves on the

Board of the Chicago Historical Society, the Art Institute of Chicago, the Museum of Contemporary Art, the Lyric Opera and the Illinois Math & Science Academy Foundation.

   BARRY S. CAIN, 56, has served as one of our directors since May 1998 and as our Vice President and Chief Administrative Officer since September 1997. Mr. Cain joined us from his position as a member of the law firm of Sachnoff & Weaver, Ltd., where he was co-chairman of the firm's Business Group and a member of its board of directors. Prior to joining the Company, Mr. Cain served as our outside general counsel and outside general counsel to Metzler & Associates, Inc. since inception.

         ITEM NO. 2--AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO
                          INCREASE AUTHORIZED SHARES

   In January 1999, the Board proposed and recommended for adoption by our shareholders an amendment to our certificate of incorporation that would increase our total authorized common stock from 75,000,000 shares to 250,000,000 shares. No change will be made to the number of authorized shares of preferred stock, none of which is currently outstanding. We are asking you to approve this amendment.

Discussion of the Proposal

   The proposed amendment would change paragraph A of Article Four of our certificate of incorporation to read in its entirety as follows:

     AUTHORIZED SHARES. The total number of shares of all classes of stock which the Corporation shall have authority to issue is two hundred fifty-three million (253,000,000), consisting of two hundred fifty million (250,000,000) shares of common stock, $.001 par value per share (the "Common Stock"), and three million (3,000,000) shares of Preferred Stock, $.001 par value per share (the "Preferred Stock").

Reasons for the Proposal

   As of June 1, 1999, we had issued approximately 42,400,000 shares of common stock, and we currently have reserved approximately 12,000,000 shares for issuance under our Stock Purchase Plan, 401(k) and our Incentive Plan. Consequently, we have approximately 20,600,000 shares of common stock available for future issuance as of June 1, 1999.

   The Board believes we need additional authorized but unissued shares of common stock so that we may use shares of common stock for general corporate purposes, future acquisitions and equity financings. Your approval of the proposed amendment now will eliminate the delays and expense which we would otherwise incur if we need to seek your approval to increase the authorized number of shares of common stock for possible future transactions involving the issuance of additional shares. Additional issuances of common stock may also increase the total number of shares traded, and therefore it would be easier for you to buy or sell shares.

   The Board may issue the additional shares of common stock in its discretion without further approval of the shareholders, subject to certain exceptions. You could suffer a dilution of voting rights, net income and net tangible book value per share of the common stock as the result of any such issuance of common stock depending on the number of shares issued and the purpose, terms and conditions of the issuance. The additional shares of common stock could have an "anti-takeover" effect because they could discourage a takeover by means of a merger, tender offer, proxy contest or otherwise. In addition, the additional shares could make the removal of our present management more difficult. The Board could issue such shares for the purpose of making it more difficult, time-consuming or costly for another entity or person to acquire a controlling interest, even if such acquisition is desired by you. You have no preemptive rights to subscribe for additional shares when issued.

Vote Required; Directors' Recommendation

   The holders of a majority of the shares of common stock outstanding as of the record date must vote in favor of the proposed amendment for it to be approved. The Board recommends that you vote FOR this amendment to our certificate of incorporation to increase our total authorized common stock.

         ITEM NO. 3--AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO
                                CHANGE OUR NAME

   In May 1999, the Board proposed and recommended for adoption by our shareholders an amendment to our certificate of incorporation that would change our name to Navigant Consulting, Inc. We are asking you to approve this amendment.

Discussion of the Proposal

   The proposed amendment would change Article I of our certificate of incorporation to read in its entirety as follows:

     The name of the corporation is Navigant Consulting, Inc.

Reasons for the Proposal

   Our name, The Metzler Group, was based on the name of our original operating subsidiary, Metzler & Associates, whose name was in turn based on its original founder. Since our IPO, we have added other organizations, such as Reed Consulting Group, Peterson Worldwide, LECG and Strategic Decisions Group. Each company retained its own name, but as we began to cross-market and combine our service offerings, our clients began to appreciate the breadth of services offered by our single combined organization. To take advantage of these opportunities, we reorganized our subsidiaries into a unified company and our Board began considering, and ultimately approved, changing our name to help establish a common brand identity.

   In the process of evaluating names, we examined the common elements of the cultures and missions of our existing companies. We found that all of our subsidiaries held the fundamental goals of helping clients navigate the changing business and regulatory environment, guiding clients in formulating and executing critical business strategies and providing clients with stalwart advice in the face of an ever-changing business environment. Even our experts, who must maintain independence in their testimony, seek to guide fact finders through the nuances of the regulatory, economic and legal issues at hand.

   To convey these common goals, our Board selected Navigant Consulting, Inc. as our new name.

Vote Required; Directors' Recommendation

   The holders of a majority of the shares of common stock outstanding as of the record date must vote in favor of the proposed amendment for it to be approved. The Board recommends that you vote FOR the amendment to our certificate of incorporation to change our name to Navigant Consulting, Inc.

                 ITEM NO. 4--RE-APPROVAL OF OUR INCENTIVE PLAN

   In June 1996, the Board adopted the Incentive Plan, which is attached to this proxy statement as Annex A. The Board is now seeking re-approval of the Incentive Plan so we can preserve our tax deduction for all awards earned under the Incentive Plan in accordance with Section 162(m) of the Internal Revenue Code ("Code Section 162(m)").

Discussion of Proposal

   This proposal seeks to ensure that the Incentive Plan continues to meet the statutory requirements of Code Section 162(m). Enacted in 1993, Code Section 162(m) disallows us a deduction for federal income tax purposes for compensation to our Chief Executive Officer and the four other most highly paid named executive officers in excess of $1 million per year that we pay; however, if our shareholders re-approve our Incentive Plan, compensation derived from the Incentive Plan is not subject to that limitation.

   Because a large portion of our officer's incentive compensation is derived from option value rather than fixed salary or bonus, our officers may earn more than $1 million if the value of our stock increases significantly. Under Code Section 162(m), compensation that qualifies as "performance-based compensation" is not subject to the $1 million limitation. One of the conditions required to qualify compensation paid pursuant to grants and awards under the Incentive Plan as "performance-based compensation" is shareholder approval of the Incentive Plan. However, in our case, the $1 million deduction limitation (and the shareholder approval requirement) does not apply during a transitional period following our initial public offering because our shareholders approved the Incentive Plan before our initial public offering. Under this transitional rule, we must resubmit the Incentive Plan for shareholder approval on or before our annual meeting in the year 2000 or when we have issued more shares under the Incentive Plan than originally approved. We have decided to submit the Incentive Plan to the shareholders at this time to seek re-approval of the Incentive Plan. If you re-approve the Incentive Plan, it will continue to qualify under the statutory requirements of Code
Section 162(m). If you do not re-approve the Incentive Plan, the Incentive Plan will continue under its existing terms but we may not be able to take advantage of tax deductions resulting from compensation under the Incentive Plan.

   As of May 17, 1999, the market value of the approximately 10,600,000 shares available for grant under the Incentive Plan was approximately $350 million.

Description of the Plan

 General

   The Incentive Plan was originally adopted by the Board and approved by the shareholders in June 1996. Under the Incentive Plan, we are authorized to make grants of the following:

  . incentive stock options;

  . non-qualified (or non-statutory) stock options;

  . restricted stock;

  . stock appreciation rights;

  . performance awards; and

  . cash awards.

   The Board's Compensation Committee administers the Incentive Plan. This Committee determines which employees, consultants, non-employee directors and independent contractors receive awards under the Incentive Plan and establishes the terms, conditions and limitations of each award, subject to the terms of the Incentive Plan and the applicable provisions of the Code.

   The Board may amend the Incentive Plan in any respect, except that the following changes may not be made without your approval:

  . the maximum number of shares available for awards may not be increased except upon stock splits and dividends, combinations and similar events;

  . the requirements as to eligibility may not be materially modified;

  . the benefit to participants may not be materially increased;

  . the period during which incentive options may be granted or exercised may not be extended; and

  . the class of employees eligible to receive incentive options may not be modified.

 Terms and Conditions of Awards under the Incentive Plan

   Awards under the Incentive Plan may consist of any combination of one or more incentive or non-qualified options, restricted stock, stock appreciation rights, performance awards or cash awards, on a stand alone, combination or tandem basis. The Committee may specify that awards other than options will be paid in cash, shares of common stock, or a combination of cash and common stock. The Committee is permitted to cancel any unexpired, unpaid, unexercised or deferred awards at any time if a participant (a) provides services for a competitor, (b) discloses confidential information, or (c) fails to disclose and convey to us any invention or idea he or she developed while employed by us and relating to our business.

   If the nature or number of outstanding shares of common stock changes due to stock split, stock dividend, reorganization or similar event, we will make adjustments to the numbers of shares and the applicable exercise and base prices under outstanding awards to prevent dilution or enlargement of the awards previously granted.

   We may grant both incentive and non-qualified options pursuant to the Incentive Plan. Incentive options must have an exercise price per share equal to at least the fair market value of a share at the time the award is granted. As required by the Code, if an incentive option is granted to a participant who owns more than ten percent of our issued and outstanding capital stock, then the exercise price per share will be not less than one hundred ten percent (110%) of fair market value on the date of grant. The Committee will determine, in its sole discretion on the date of the grant, the exercise price for non-qualified options, and, except as the committee determines to be appropriate pursuant to Code Section 162(m), the exercise price may be less than fair market value. All incentive options granted under the Incentive Plan have a maximum term of ten years, except Incentive options granted to a 10% shareholder have a maximum term of five years. The Committee may set the term of non-qualified options in its discretion. At the time an option is awarded, the Committee will specify the date or dates upon which the option, or portions of the option, becomes exercisable. The Committee will set the manner of payment for the purchase price upon exercise of the option in the particular award agreement or by general rules.

   A participant who ceases to be an employee or key non-employee for any reason other than death, disability or termination "for cause" will be permitted to exercise any option to the extent it was exercisable on the date of such cessation, but only within three months of such cessation. A participant who is terminated for "cause," as defined in the Incentive Plan, will immediately lose all rights to exercise any options. In the case of either death or disability, the option must be exercised within twelve months after the date of death or onset of disability, and prior to the original expiration date of the option.

   The Committee may award shares of common stock on a restricted basis. The Committee will determine the terms of a restricted stock award at the time the award is made and the terms will be described in the award agreement. After the restricted stock is awarded, the participant will be a shareholder with respect to such stock, and will have rights to vote and receive dividends with respect to such stock.

   The Committee may award stock appreciation rights either alone, in tandem or in combination with an option or other award. A stock appreciation right will permit the participant to receive, upon exercise, cash or shares of common stock equal in value to the excess of the fair market value of a share of common stock as of the exercise date over the base price set by the committee at the time the stock appreciation right is granted, multiplied by the number of shares of common stock then being exercised under the stock appreciation right. The base price will be at least the fair market value of a share of common stock on the date of grant, unless the Board approves a lower base price. Stock appreciation rights will become exercisable upon the date or dates, or the occurrence of the events, set by the committee at the time of grant.

   Under the provisions of the Incentive Plan, all members of the Board who are not employees will receive an option to purchase 9,000 shares. The option will be granted on the date each director is first elected to the Board. Each continuing non-employee member of the Board will receive an additional award of an option to purchase 9,000 shares upon reelection and qualification as a non-employee member of the Board. Each option issued to a non-employee member of the Board will become exercisable in equal annual installments on the first through third anniversaries of the date of grant; provided, however, each such option will become immediately exercisable if the non-employee director ceases to be a director because of death or disability.

   The Committee may award performance awards or cash awards under the Incentive Plan, subject to restrictions and conditions and other terms as determined by the Committee at the time of the award.

 Federal Income Tax Effects

   Under the Code, as presently in effect, if we grant an option under the Incentive Plan, the participant does not receive income for federal tax purposes and we do not receive a deduction.

   Upon exercise of a non-qualified option, the participant will normally be deemed to have received ordinary income in an amount equal to the difference between the exercise price for the option and the fair market value of the common stock on the exercise date. We will be entitled to a tax deduction in the same amount as is recognized by the participant at the same time, provided we include and report such amounts on a timely filed Form W-2 or Form 1099-MISC. Upon a disposition of shares acquired upon exercise of a non-qualified option, any amount received in excess of the market value of the shares at the time of exercise of the option generally will be treated as long-term or short-term capital gain, depending on the holding period of the shares. We will not be entitled to any tax deduction upon such subsequent disposition.

   In the case of incentive options, the participant does not recognize ordinary income on the date of grant or exercise. If the participant holds the stock acquired through exercise of an incentive option for one year from the date of exercise and two years from the date of grant, the participant will thereafter recognize capital gain or loss upon a subsequent sale of the stock, based on the difference between the incentive option's exercise price and the sale price. If the stock is sold before the requisite holding period, the participant will recognize ordinary income based upon the difference between the exercise price and the lesser of the sales price or the fair market value upon the date of exercise. We generally will be allowed a business expense deduction only if, and to the extent, the participant recognizes ordinary income.

Vote Required; Directors' Recommendation

   Re-approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock outstanding and present in person or by proxy at the annual meeting. If the Incentive Plan is not re-approved, the Board may nonetheless continue to grant awards under the Incentive Plan. In such event, however, payments made to certain of our executive officers may not be deductible for federal income tax purposes under Code Section 162(m). The Board recommends that you vote FOR re-approval of the Incentive Plan.

                     OTHER MATTERS TO COME BEFORE MEETING

   If a shareholder properly brings any matter not described in this proxy statement before the meeting, the persons named in the proxy card will vote the shares at their discretion. At the time this proxy statement went to press, we did not know of any other matters which might be presented for shareholder action at the annual meeting.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board:

  . establishes compensation programs for our executive officers designed to attract, motivate and retain key executives responsible for our success;

  . administers and maintains the compensation programs in a manner that will benefit both our long-term interests and those of our shareholders; and

  . determines the compensation of our Chief Executive Officer.

   Four directors serve on the committee. We have never employed three of these directors. The fourth member of the committee is our President, Chief Executive Officer and Chairman, Robert P. Maher.

   This report describes the philosophy that underlies the cash and equity-based components of our executive compensation program. It also describes the details of each element of the program and the rationale for compensation paid to our Chief Executive Officer and our executive officers in general.

Compensation Philosophy and Objectives

   The committee believes that our executive officer compensation should be competitive and based on overall financial results, individual contributions and teamwork that help build value for you. Within this overall philosophy, the committee bases the compensation program on the following principles:

  . Compensation levels for executive officers are benchmarked to the outside market, using information from proxy materials of companies included in the performance graph contained herein. The committee refers to information in this material regarding two groups of companies: companies with annual revenues of $250 million to $1 billion, with which we are expected to compete for executive talent, and the companies included in the performance graph, with which we can expect to compete for investors.

  . The committee targets the total compensation opportunity to the upper range of these companies. Executive officers may earn incremental amounts above or below that level depending upon corporate and individual performance. The committee considers it essential to our vitality that the total compensation opportunity for executive officers remains competitive with similar companies in order to attract and retain the talent needed to manage and build our business.

  . Compensation is tied to performance. A significant part of the total compensation opportunity may only be earned if specific goals are met.

  . The committee designs incentive compensation to reinforce the achievement of both short- and long-term corporate objectives.

  . Executives' interest in the business should be directly linked to the interests and benefits received by our shareholders.

Process and Compensation Components

   The committee determines the compensation for our Chief Executive Officer by using its subjective judgment and taking into account both qualitative and quantitative factors. No weights are assigned to such factors with respect to any compensation component. The Chief Executive Officer makes the compensation decisions for our other key executive officers. However, the committee may make recommendations concerning these other officers.

   In making compensation decisions, the committee considers compensation practices and financial performance of companies in the Peer Group, as well as other companies with annual revenues of $250 million to $1 billion. This information provides guidance to the committee, but the committee does not target total executive compensation or any component of executive compensation to any particular point within, or outside, the range. However, the committee believes it is appropriate to use the base salaries, total cash compensation and long-term incentive awards as a framework for its compensation decisions. Specific compensation for individual officers will vary because of subjective factors considered by the committee unrelated to compensation practices of the as described in the section above entitled "Compensation Philosophy and Objectives."

   The Peer Group is comprised of the following companies: American Management Systems, Cambridge Technology Partners, Ciber, Inc., Computer Horizons Corporation, Gartner Group, Inc., Diamond Technology Partners Incorporated, Keane, Inc., Meta Group, Inc., Sapient Corporation, Technology Solutions Company, and Whittman-Hart, Inc. The committee compares compensation and financial performance to various groupings of these companies. All of these companies are included in the performance peer group used for the shareholder return performance graph contained herein.

   The compensation program has three elements:

  . annual base salary;

  . annual bonuses, which are based on certain performance objectives; and

  . awards under the Incentive Plan, which are based on both our performance and individual performance.

   The committee has approved these elements of compensation to ensure our total compensation program is comparable to and competitive with that of other companies of similar size.

Annual Compensation

   Base Salary. Base salaries for executive officers are established based on the scope of the duties and responsibilities of each officer's position. Peer Group compensation practices are also taken into account. The base salary of each executive officer is adjusted in or around April of each year.

   Annual Bonuses. In July 1996, the Board approved a new compensation program for executive officers based on certain financial performance criteria, including revenue growth, profitability and percentage performance of target goals. Executive officers can earn bonuses equal to between 0% to 125% of their respective base salaries. The bonus payable, if any, is contingent upon the attainment of objectives determined by the committee. Other senior managers have similar bonus arrangements.

   Bonuses are paid in cash as soon as determinable after the end of the calendar year in which they were earned, but prior to March 15. The bonus is forfeited if employment is terminated before the last day of the calendar year in which it was earned.

   Incentive Plan. The committee believes that stock options and other forms of equity compensation are an important method of rewarding and motivating management. In addition, equity compensation aligns management's interests with those of our shareholders on a long-term basis. The committee recognizes that we conduct our business in an increasingly competitive industry. In order to remain highly competitive and at the same time pursue a high-growth strategy, we must employ the best and most talented executives and managers who possess demonstrated skills and experience. The committee believes that stock options and other forms of equity compensation have given and continue to give us a significant advantage in attracting and retaining such employees. The committee believes the Incentive Plan is an important feature of our executive compensation package. Under the Incentive Plan, options and other forms of equity compensation may be granted to executive officers who are expected to make important contributions to our future success. In determining the size of stock option and other equity grants, the committee focuses primarily on our performance and the perceived role of each executive in accomplishing our performance objectives, as well as the satisfaction of individual performance objectives.

   The committee intends to continue using stock options and other forms of equity compensation as the primary long-term incentive for our executive officers. Stock options and other equity awards generally provide rewards to executives only to the extent our stock price increases after they are granted. Thus, the committee feels that stock options and other equity awards granted under the Incentive Plan provide executives with incentives that closely align their interests with yours and encourage them to promote our ongoing success.

Policy on Deductibility of Compensation

   Code Section 162(m) prohibits us from deducting for federal income tax purposes any amount paid in excess of $1,000,000 to either the chief executive officer or any of the other four most highly paid executive officers. Compensation above $1,000,000 may be deducted if it is "performance-based compensation" within the meaning of the Code. The committee believes that our current compensation arrangements, which are primarily based on performance, are appropriate and in our best interest and your best interest, without regard to tax considerations. Thus, if the tax laws or their interpretation change or other circumstances occur which might make some portion of the executive compensation non-deductible for federal tax purposes, the committee does not plan to make significant changes in the basic philosophy and practices reflected in our executive compensation program.

   The committee believes our performance since our stock has been publicly traded reflects the wisdom of our compensation philosophy.

Chief Executive Officer Compensation

   The Chief Executive Officer's salary, bonus and long-term awards follow the policies described above. For the 1998 fiscal year, Mr. Maher received $463,000 in base salary payments. He was granted an option to acquire 375,000 shares of common stock under the Incentive Plan. Mr. Maher was awarded no other bonus and received no matching payments and profit sharing under our 401(k) Plan.

   The committee also approved the compensation of our other executive officers for 1998, following the principles and procedures outlined in this report/1/.

                                          COMPENSATION COMMITTEE

                                          Robert P. Maher
                                          Peter B. Pond
                                          Mitchell H. Saranow


--------
   /1/Pursuant to Item 402(a)(9) of Regulation S-K promulgated by the Securities and Exchange Commission, neither the "Compensation Committee Report on Executive Compensation" nor the material under the caption "Shareholder Return Performance Graph" shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act of 1934, as amended, nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933, as amended.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Mr. Maher has been a member of the Compensation Committee since January 1997. We did not have a Compensation Committee prior to January 1997. Prior to January 1997, the entire Board made decisions with respect to executive officer compensation.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

   The following graph compares the percentage change in the cumulative total shareholder return on our common stock against The Nasdaq Stock Market U.S. Index (the "Nasdaq Index") and the Peer Group. The graph assumes that $100 was invested on October 4, 1996 (the effective date of our initial public offering) at the initial public offering price of $10.67 per share, in each of our common stock, the Nasdaq Index and the Peer Group. The graph also assumes that all dividends were reinvested.

   Note: The stock price performance shown below is not necessarily indicative of future price performance.

                     Comparison of Cumulative Total Returns
                 Performance Graph for The Metzler Group, Inc.

                  Prepared by Media General Financial Services
        Produced on April 16, 1999, including data to December 31, 1998


                                                     Nasdaq   Peer   The Metzler
Measurement Period                                    Index   Group  Group, Inc.
------------------                                   ------- ------- -----------
Measurement Point--10/4/96.......................... $100.00 $100.00   $100.00
FYE 12/31/96........................................ $104.71 $106.27   $158.75
FYE 12/31/97........................................ $128.08 $137.02   $200.63
FYE 12/31/98........................................ $180.64 $124.70   $364.97

--------
Note: (a) The Peer Group is weighted by market capitalization.
(b) Two members of the Peer Group at FYE 12/31/97 ceased to be publicly traded in 1998. Accordingly, Claremont Technology Group Inc. and Computer Management SCI are not included in the current Peer Group.

                              EXECUTIVE OFFICERS

   The Company's executive officers are as follows:

      Name                     Age Position with the Company
      ----                     --- -------------------------
      Robert P. Maher.........  49 Chairman of the Board, President, Chief Executive
                                   Officer and nominee for director
      Timothy D. Kingsbury....  42 Chief Financial Officer and Treasurer
      Barry S. Cain...........  56 Vice President and Chief Administrative Officer and
                                   Director
      Stephen J. Denari.......  46 Vice President--Corporate Development
      Charles A. Demirjian....  34 Vice President, General Counsel and Secretary

   Robert P. Maher has served as the Chief Executive Officer and President of our holding company since inception and as our Chairman of the Board since June 1996. From August 1990 to December 1995, Mr. Maher held various positions with us, most recently as a Senior Vice President of Metzler & Associates, Inc., one of our subsidiaries, working primarily in the information technology area. From 1988 to August 1990, he organized and directed information technology engagements for the regulated segment of the communications industry practice as a principal with the consulting practice of Ernst & Young LLP.

   Timothy D. Kingsbury joined us in 1982 and has served as our Chief Financial Officer and Treasurer since May 1999. Prior to becoming our Chief Financial Officer, Mr. Kingsbury served as our Chief Accounting Officer and, prior to that, as the Chief Financial Officer of Peterson Worldwide LLC, which combined with us in a pooling transaction in August 1998. Mr. Kingsbury is a certified public accountant.

   Barry S. Cain has served as our Vice President and Chief Administrative Officer since September 1997 and as a director since May 1998. Mr. Cain joined us from his position as a member of the law firm of Sachnoff & Weaver, Ltd., where he was co-chairman of the firm's Business Group and a member of its board of directors. Prior to joining us, Mr. Cain served as our outside general counsel since inception.

   Stephen J. Denari has served as our Vice President--Corporate Development since June 1997. Prior to joining us, Mr. Denari served as a turn-around specialist for a variety of companies, including Harley Davidson, DBMS, Inc., American Capital Enterprises, and First National Entertainment. Mr. Denari has also assisted us since 1990 in various specialized projects for our clients.

   Charles A. Demirjian has served as our General Counsel, Vice President and Secretary since September 1997. Mr. Demirjian joined us from his position as a member of the law firm of Sachnoff & Weaver, Ltd. Prior to joining Sachnoff & Weaver, Ltd. in March 1996, Mr. Demirjian was an associate with the law firm of Neal Gerber & Eisenberg.

                            MANAGEMENT COMPENSATION

General

   The following table sets forth compensation awarded or earned by our President and Chief Executive Officer and the four other most highly paid executive officers who earned more than $100,000 during the year ended December 31, 1998:

                          Summary Compensation Table

                                                                Options  All Other
Name and Principal       Fiscal                  Other Annual   (No. of Compensation
Position                  Year   Salary   Bonus  Compensation   Shares)     (1)
------------------       ------ -------- ------- ------------   ------- ------------
Robert P. Maher.........  1996  $281,000     --   $  15,648(2)      --    $859,961
 Chairman, President and  1997   411,250     --       1,500(2)  150,000        --
 Chief Executive Officer  1998   462,060     --         --      375,000        --
Timothy D. Kingsbury....  1996   192,708   2,400        --          --         --
 Chief Financial Officer
  and                     1997   223,958 168,994      4,500(2)      --         --
 Treasurer (3)            1998   225,000  85,619      4,500(2)    6,000        --
Barry S. Cain...........  1997                                  150,000        --
 Chief Administrative
  Officer (4)             1998   300,000     --     654,563(5)   37,500        --
Stephen J. Denari.......  1997    87,195     --         --      153,000        --
 Vice President--Corpo-
  rate                    1998   175,000     --   1,425,813(5)   75,000        --
 Development (6)
Charles A. Demirjian....  1997    29,167     --         --       75,000        --
 Vice President and       1998   175,000     --     654,563(5)   75,000        --
 General Counsel (7)
James F. Hillman........  1996   118,750     --         --      115,500        --
 Chief Financial          1997   206,250     --         625(2)   37,500        --
 Officer (8)              1998   250,000     --   1,994,063(5)   75,000        --

--------
(1) Represents the proportionate share of our net income for the period January 1, 1996 through October 3, 1996. Prior to January 1, 1996, we operated as a C-corporation. Effective January 1, 1996, the shareholders elected to be taxed under Subchapter S of the Code. As an S-corporation, our profits are distributed to shareholders and we are not subject to federal (and some state) income taxes. The S-corporation election terminated in connection with the consummation of our initial public offering of common stock on October 4, 1996.
(2) Represents matching payments and profit sharing under applicable 401(k)
    Plan.
(3) Mr. Kingsbury became our Chief Financial Officer and Treasurer in May 1999. Prior to that, he was our Chief Accounting Officer and, prior to that, the Chief Financial Officer and Treasurer of Peterson Worldwide LLC, which combined with us in a pooling transaction in August 1998.
(4) Mr. Cain began his employment with us in September 1997.
(5) Consists of compensation resulting from the exercise of stock options.
(6) Mr. Denari began his employment with us in June 1997.
(7) Mr. Demirjian began his employment with us in September 1997.
(8) Mr. Hillman began his employment with us on April 15, 1996 and was our Chief Financial Officer and Treasurer in 1998.

Executive Option Grants

   The following table sets forth the stock option grants we made to each of the named executive officers in 1998.

                         Options Grants in Fiscal 1998

                               Individual Grants

                          Number of     Percent of
                          Securities   Total Options
                          Underlying    Granted to   Exercise               Grant
                           Options     Employees in  Price per Expiration   Date
Name                       Granted      Fiscal 1998    Share      Date    Value (1)
----                      ----------   ------------- --------- ---------- ---------
Robert P. Maher.........   225,000(2)      6.34       $24.00    1/16/08   1,923,000
                           150,000(3)      4.23        29.13    10/7/08   1,555,000
Timothy D. Kingsbury(4).     6,000         0.16        28.00     9/1/08      62,000
Barry S. Cain...........    37,500(3)      1.06        29.13    10/7/08     390,000
Stephen J. Denari.......    37,500(5)      1.06        28.83     3/3/08     385,000
                            37,500(3)      1.06        29.13    10/7/08     390,000
Charles A. Demirjian....    37,500(5)      1.06        28.83     3/3/08     385,000
                            37,500(3)      1.06        29.13    10/7/08     390,000
James F. Hillman........    37,500(5)      1.06        28.83     3/3/08     385,000
                            37,500(3)      1.06        29.13    10/7/08     390,000

--------
(1) The fair value of the option grant is estimated as of the date of grant using the Black-Scholes option pricing model. The following assumptions were used:

      Expected Volatility..............................................      45%
      Risk-free interest rate..........................................     5.0%
      Dividend yield...................................................       0%
      Expected life.................................................... 3 years
      Forfeiture rate..................................................      20%

(2) The options were granted on January 16, 1998 at the fair market value of common stock on that date; 50% of these options became exercisable on April 1, 1999, and the remainder become exercisable 25% on January 16, 2001 and 25% on January 16, 2002.
(3) The options were granted on October 8, 1998 at the fair market value of common stock on that date and become exercisable 50% on October 8, 2000, 25% on October 8, 2001 and 25% on October 8, 2002.
(4) The options were granted on September 1, 1998 at the fair market value of common stock on that date and become exercisable 50% on September 1, 2000, 25% on September 1, 2001 and 25% on September 1, 2002.
(5) The options were granted on March 3, 1998 at the fair market value of common stock on that date and become exercisable 50% on March 3, 2000, 25% on March 3, 2001 and 25% on March 3, 2002.

Option Exercises and Holdings

   The following table sets forth the value of unexercised options held by the named executive officers on December 31, 1998. The named executive officers exercised options to purchase 225,000 shares of common stock in 1998. The approximate values for in-the-money options (which represent the positive spread between the exercise price of any existing stock options and $48.69 per share, the closing price of the common stock as reported by the Nasdaq National Market on December 31, 1998) are also included.

                         Fiscal Year End Option Values

                                                       Number of                 Value of
                                                   Shares Underlying            Unexercised
                           Shares                 Unexercised Options      In-The-Money Options
                         Acquired on            at Fiscal Year End (#)    at Fiscal Year End ($)
                          Exercise     Value   ------------------------- -------------------------
Name                         (#)     Realized  Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- --------- ----------- ------------- ----------- -------------
Robert P. Maher.........      --           --      --         525,000        --       13,792,000
Timothy D. Kingsbury....      --           --      --           6,000        --          124,000
Barry S. Cain...........   37,500      654,563     --         150,000        --        3,661,000
Stephen J. Denari.......   75,000    1,425,813     --         153,000        --        4,054,000
Charles A. Demirjian....   37,500      654,563     --         112,500        --        2,454,000
James F. Hillman........   75,000    1,994,063     --         153,000        --        4,227,000

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Peter B. Pond, one of our directors, is a principal of Donaldson, Lufkin & Jenrette Securities Corporation. DLJ sometimes provides and in the past has provided us with investment banking services. DLJ served as the lead manager in our secondary offerings that were completed in March 1998 and November 1998. In connection with these offerings, the underwriting syndicates, of which DLJ was a part, received underwriting fees equal to approximately $5.0 million. In addition, DLJ served as an advisor on certain transactions last year and was paid fees of approximately $3.8 million for these services. In April 1999, we agreed to accept notes for some or all of the exercise price of vested options exercised by Messrs. Cain, Demirjian and Maher. The notes will be delivered upon issuance of the shares, and amount of the notes and the interest rate will be determined at that time.

                    STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE
                        OFFICERS AND PRINCIPAL HOLDERS

   The following table sets forth certain information regarding the beneficial ownership of common stock as of June 1, 1999 by: (i) each person we know to own beneficially more than five percent of the outstanding shares of common stock; (ii) each of our directors and nominees; (iii) each of the named executive officers; and (iv) all of our directors and executive officers as a group. (Each person named below has an address in care of our principal executive offices.) We believe that each person named below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such holder, subject to community property laws where applicable.

                                                          Shares Beneficially
                                                               Owned (1)
                                                          ----------------------
      Officers, Directors and 5% Shareholders              Number      Percent
      ---------------------------------------             ----------- ----------
      Robert P. Maher(2)................................      813,765       1.9%
      Timothy D. Kingsbury..............................       78,123         *
      Barry S. Cain.....................................       19,884         *
      Stephen J. Denari(3)..............................        1,500         *
      Charles A. Demirjian..............................       18,975         *
      James F. Hillman(3)...............................       18,750         *
      Peter B. Pond(3)..................................       24,750         *
      Mitchell H. Saranow(4)............................       27,750         *
      James R. Thompson.................................          --          *
      All directors and executive officers as a group (8
       persons).........................................      984,747       2.3%

--------
*  less than 1%
(1) Applicable percentage of ownership as of June 1, 1999 is based upon approximately 42,400,000 shares of common stock outstanding. Beneficial ownership is a technical term determined in accordance with the rules of the SEC. Beneficial ownership generally means that a Shareholder can vote or sell the stock either directly or indirectly.
(2) Excludes shares held by Mr. Maher's children, for which he disclaims beneficial ownership.
(3) Consists of shares of common stock subject to options that are or become exercisable within 60 days of June 1, 1999.
(4) Includes 24,750 shares of common stock subject to options that are or become exercisable within 60 days of June 1, 1999.

                COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act requires our directors and executive officers, and any persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulations to send us copies of all Section 16(a) forms they file.

   To our knowledge, based solely on review of the copies of such reports sent to us and written representations that no other reports were required, during the year ended December 31, 1998, all such Section 16(a) filing requirements were complied with, except that Governor Thompson inadvertently filed his Initial Statement of Beneficial Ownership on Form 3 late, filing it with the Statement of Changes in Beneficial Ownership on Form 5 filed by our other directors and executive officers in February 1999.

              SHAREHOLDER PROPOSALS FOR THE 1999 PROXY STATEMENT

   If you wish to submit a proposal to be included in the proxy statement for the 2000 annual meeting of Shareholders, you should submit the proposal in writing to Secretary, The Metzler Group, Inc., to 615 N. Wabash, Chicago, Illinois 60611. We must receive a proposal by February 22, 2000 in order to consider it for inclusion in the proxy statement for the 2000 annual meeting of Shareholders.

                               VOTING PROCEDURES

   We count abstentions and broker non-votes to determine how many votes are present at the annual meeting. You may vote either in favor of the nominee for director or withhold your vote. You may vote for, against or abstain with respect to the other matters to be voted upon at the Annual Meeting. Votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   KPMG Peat Marwick L.L.P., our independent public accountants, has audited our financial statements for the fiscal year ended December 31, 1998. We expect representatives of KPMG Peat Marwick L.L.P. to be present at the meeting and to be available to respond to your questions. The KPMG Peat Marwick L.L.P. representatives will be given an opportunity to make a statement if they desire.

                               OTHER INFORMATION

   If you would like a copy of our Annual Report on Form 10-K that we filed with the SEC for 1998 (excluding exhibits), we will send you one without charge. Please write to:

                               Investor Relations
                               The Metzler Group, Inc.
                               615 N. Wabash
                               Chicago, Illinois 60611

                            SOLICITATION OF PROXIES

   We are soliciting the proxies solicited by this proxy statement. We will pay all expenses incident to such solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and/or employees may solicit proxies in person or by telephone without additional compensation. We also ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principles to obtain authority to execute proxies. We reimburse them for their expenses.

   The above notice of annual meeting and proxy statement are sent by order of the Board.

                                          CHARLES A. DEMIRJIAN
                                          Secretary

Chicago, Illinois
June 18, 1999

                                    ANNEX A

                            THE METZLER GROUP, INC.

                           LONG-TERM INCENTIVE PLAN
                        As Amended Through June 1, 1999

I. Purpose

   The Metzler Group, Inc. Long-Term Incentive Plan is adopted June 30, 1996. The Plan is designed to attract and retain selected Key Employees and Key Non-Employees of the Company and its Affiliates, and reward them for making major contributions to the success of the Company and its Affiliates. These objectives are accomplished by making long-term incentive awards under the Plan that will offer Participants an opportunity to have a greater proprietary interest in, and closer identity with, the Company and its Affiliates and their financial success.

   The Awards may consist of:

      (i) Incentive Options;

       (ii) Nonstatutory Options;

        (iii) Formula Options;

       (iv) Restricted Stock;

      (v) Rights;

       (vi) Performance Awards; or

     (vii) Cash Awards

or any combination of the foregoing, as the Committee may determine.

   The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code to the extent deemed appropriate by the Committee. The Plan and the grant of Awards hereunder are expressly conditioned upon the Plan's approval by the stockholders of the Company. If such approval is not obtained, then this Plan and all Awards hereunder shall be null and void ab initio.

II. Definitions

   A. Affiliate means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that, for purposes of Section 422 of the Code, is a parent or subsidiary of the Company, direct or indirect.

   B. Award means the grant to any Key Employee or Key Non-Employee of any form of Option, Restricted Stock, Right, Performance Award, or Cash Award, whether granted singly, in combination, or in tandem, and pursuant to such terms, conditions, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

   C. Award Agreement means an agreement entered into between the Company and a Participant under which an Award is granted and which sets forth the terms, conditions, and limitations applicable to the Award.

   D. Board means the Board of Directors of the Company.

   E. Cash Award means an Award of cash, subject to the requirements of
Article XII and such other restrictions as the Committee deems appropriate or desirable.

   F. Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

   G. Committee means the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected. If the Board delegates powers to a committee, and if the Company is or becomes subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such committee shall consist initially of not less than two (2) members of the Board, each member of which must be a "non-employee director," within the meaning of the applicable rules promulgated pursuant to the Exchange Act. If the Company is or becomes subject to Section 16 of the Exchange Act, no member of the Committee shall receive any Award pursuant to the Plan or any similar plan of the Company or any Affiliate while serving on the Committee, unless the Board determines that the grant of such an Award satisfies the then current Rule 16b-3 requirements under the Exchange Act. Notwithstanding anything herein to the contrary, and insofar as it is necessary in order for compensation recognized by Participants pursuant to the Plan to be fully deductible to the Company for federal income tax purposes, each member of the Committee also shall be an "outside director" (as defined in regulations or other guidance issued by the Internal Revenue Service under Code
Section 162(m)).

   H. Common Stock means the common stock of the Company.

   I. Company means, on the date the Plan is adopted, Metzler & Associates, Inc., an Illinois corporation, provided, however, that The Metzler Group, Inc. shall become the Company upon, or as soon as practicable after, the effective date of the reorganization of the Company (pursuant to which reorganization Metzler & Associates, Inc. shall become a one hundred percent (100%) subsidiary of The Metzler Group, Inc.). For all purposes hereunder, Company includes any successor or assignee corporation or corporations into which the Company may be merged, changed, or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

   J. Disability or Disabled means a permanent and total disability as defined in Section 22(e)(3) of the Code.

   K. Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

   L. Fair Market Value means, if the Shares are listed on any national securities exchange, the closing sales price, if any, on the largest such exchange on the valuation date, or, if none, on the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the Shares are not then listed on any such exchange, the fair market value of such Shares shall be the closing sales price if such is reported, or otherwise the mean between the closing "Bid" and the closing "Ask" prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the valuation date, or if none, on the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the Shares are not then either listed on any such exchange or quoted in NASDAQ, or there has been no trade date within such thirty (30) day period, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation System for the valuation date, or, if none, for the most recent trade immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

   M. Formula Option means a Nonstatutory Option granted automatically to a Non-Employee Board Member upon his or her initial election, and any subsequent re-election, as a Non-Employee Board Member.

   N. Incentive Option means an Option that, when granted, is intended to be an "incentive stock option," as defined in Section 422 of the Code.

   O. Key Employee means an employee of the Company or of an Affiliate who is designated by the Committee as being eligible to be granted one or more Awards under the Plan.

   P. Key Non-Employee means a Non-Employee Board Member, consultant, advisor or independent contractor of the Company or of an Affiliate who is designated by the Committee as being eligible to be granted one or more Awards under the Plan.

   Q. Non-Employee Board Member means a director of the Company who is not an employee of the Company or any of its Affiliates.

   R. Nonstatutory Option means an Option that, when granted, is not intended to be an "incentive stock option," as defined in Section 422 of the Code.

   S. Option means a right or option to purchase Common Stock, including Restricted Stock if the Committee so determines.

   T. Participant means a Key Employee or Key Non-Employee to whom one or more Awards are granted under the Plan.

   U. Performance Award means an Award subject to the requirements of Article XI, and such performance conditions as the Committee deems appropriate or desirable.

   V. Plan means The Metzler Group, Inc. Long-Term Incentive Plan, as amended from time to time.

   W. Restricted Stock means an Award made in Common Stock or denominated in units of Common Stock and delivered under the Plan, subject to the requirements of Article IX, such other restrictions as the Committee deems appropriate or desirable, and as awarded in accordance with the terms of the Plan.

   X. Right means a stock appreciation right delivered under the Plan, subject to the requirements of Article X and as awarded in accordance with the terms of the Plan.

   Y. Shares means the following shares of the capital stock of the Company as to which Options or Restricted Stock have been or may be granted under the Plan and upon which Rights or units of Restricted Stock may be based: treasury or authorized but unissued Common Stock, no par value, of the Company (or, following the reorganization of the Company, treasury or authorized but unissued Common Stock, $.01 par value, of the Company), or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Article XVIII of the Plan.

III. Shares Subject to the Plan

   The aggregate number of Shares as to which Awards may be granted from time to time shall be 25% of the issued and outstanding shares of capital stock of the Company from time to time outstanding; provided that no change in the issued and outstanding capital stock shall cause the number of Shares as to which Awards may be granted to decrease; provided, further, that no more than 5,500,000 Shares (as adjusted for stock splits, stock dividends and other similar events) shall be available for the grant of Incentive Options hereunder.

   In accordance with Code Section 162(m), if applicable, the aggregate number of Shares as to which Awards may be granted in any one calendar year to any one Key Employee shall not exceed three hundred thousand (300,000) Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article XVIII hereof).

   From time to time, the Committee and appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and stock exchanges so as to make Shares available for issuance pursuant to the Plan. Shares subject to Awards that are exercised, are forfeited, terminated, expired unexercised, canceled by agreement of the Company and the Participant, settled in cash in lieu of Common Stock or in such manner that all or some of the Shares covered by such Awards are not issued to a

Participant, or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards. Awards payable in cash shall not reduce the number of Shares available for Awards under the Plan.

   Except as otherwise set forth herein, the aggregate number of Shares as to which Awards may be granted shall be subject to change only by means of an amendment of the Plan duly adopted by the Company and approved by the stockholders of the Company within one year before or after the date of the adoption of the amendment.

IV. Administration of the Plan

   The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines. Subject to the provisions of the Plan, the Committee is authorized to:

     A. Interpret the provisions of the Plan and any Award or Award Agreement, and make all rules and determinations that it deems necessary or advisable to the administration of the Plan;

     B. Determine which employees of the Company or an Affiliate shall be designated as Key Employees and which of the Key Employees shall be granted Awards;

     C. Determine the Key Non-Employees to whom Awards, other than Incentive Options and Performance Awards for which Key Non-Employees shall not be eligible, shall be granted;

     D. Determine whether an Option to be granted shall be an Incentive Option or Nonstatutory Option;

     E. Determine the number of Shares for which an Option or Restricted Stock shall be granted;

     F. Determine the number of Rights, the Cash Award or the Performance Award to be granted;

     G. Provide for the acceleration of the right to exercise any Award, other than an Award for Formula Options, which may not be accelerated; and

     H. Specify the terms, conditions, and limitations upon which Awards may be granted;

provided, however, that with respect to Incentive Options, all such interpretations, rules, determinations, terms, and conditions shall be made and prescribed in the context of preserving the tax status of the Incentive Options as incentive stock options within the meaning of Section 422 of the Code.

   The Committee may delegate to the chief executive officer and to other senior officers of the Company or its Affiliates its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may select, and grant Awards to, Participants who are subject to Section 16 of the Exchange Act. All determinations of the Committee shall be made by a majority of its members. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

   The Committee shall have the authority at any time to cancel Awards for reasonable cause and to provide for the conditions and circumstances under which Awards shall be forfeited.

   Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award, may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants. No determination shall be subject to de novo review if challenged in court.

V. Eligibility for Participation

   Awards may be granted under this Plan only to Key Employees and Key Non-Employees of the Company or its Affiliates. The foregoing notwithstanding, each Participant receiving an Incentive Option must be a Key Employee of the Company or of an Affiliate at the time the Incentive Option is granted.

   The Committee may at any time and from time to time grant one or more Awards to one or more Key Employees or Key Non-Employees and may designate the number of Shares, if applicable, to be subject to each Award so granted, provided, however that no Incentive Option shall be granted after the expiration of ten
(10) years from the earlier of the date of the adoption of the Plan by the Company or the approval of the Plan by the stockholders of the Company, and provided further, that the Fair Market Value of the Shares (determined at the time the Option is granted) as to which Incentive Options are exercisable for the first time by any Key Employee during any single calendar year (under the Plan and under any other incentive stock option plan of the Company or an Affiliate) shall not exceed One Hundred Thousand Dollars ($100,000). To the extent that the Fair Market Value of such Shares exceeds One Hundred Thousand Dollars ($100,000), the Shares subject to Option in excess of One Hundred Thousand Dollars ($100,000) shall, without further action by the Committee, automatically be converted to Nonstatutory Options.

   Notwithstanding any of the foregoing provisions, the Committee may authorize the grant of an Award to a person not then in the employ of, or engaged by, the Company or of an Affiliate, conditioned upon such person becoming eligible to be granted an Award at or prior to the execution of the Award Agreement evidencing the actual grant of such Award.

VI. Awards Under this Plan

   As the Committee may determine, the following types of Awards may be granted under the Plan on a stand alone, combination, or tandem basis:

 A. Incentive Option

   An Award in the form of an Option that shall comply with the requirements of
Section 422 of the Code. Subject to adjustments in accordance with the provisions of Article XVIII, the aggregate number of Shares that may be subject to Incentive Options under the Plan shall not exceed one million three hundred thousand (1,300,000).

 B. Nonstatutory Option

   An Award in the form of an Option that shall not be intended to comply with the requirements of Section 422 of the Code.

 C. Formula Option

   An Award in the form of an Option granted to a Non-Employee Board Member at the time of his or her initial election to the Board, or any subsequent re-election.

 D. Restricted Stock

   An Award made to a Participant in Common Stock or denominated in units of Common Stock, subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement, including but not limited to continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other measurements of Company or Affiliate performance.

 E. Stock Appreciation Right

   An Award in the form of a Right to receive the excess of the Fair Market Value of a Share on the date the Right is exercised over the Fair Market Value of a Share on the date the Right was granted.

 F. Performance Awards

   An Award made to a Participant that is subject to performance conditions specified by the Committee, including but not limited to continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other measurements of Company or Affiliate performance.

 G. Cash Awards

   An Award made to a Participant and denominated in cash, with the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement.

Each Award under the Plan shall be evidenced by an Award Agreement. Delivery of an Award Agreement to each Participant shall constitute an agreement between the Company and the Participant as to the terms and conditions of the Award.

VII. Terms and Conditions of Incentive Options and Nonstatutory Options

   Each Option shall be set forth in an Award Agreement, duly executed on behalf of the Company and by the Participant to whom such Option is granted. Except for the setting of the Option price under Paragraph A, no Option shall be granted and no purported grant of any Option shall be effective until such Award Agreement shall have been duly executed on behalf of the Company and by the Participant. Each such Award Agreement shall be subject to at least the following terms and conditions:

 A. Option Price

   The purchase price of the Shares covered by each Option granted under the Plan shall be determined by the Committee. The Option price per share of the Shares covered by each Nonstatutory Option shall be at such amount as may be determined by the Committee in its sole discretion on the date of the grant of the Option. In the case of an Incentive Option, if the Participant owns directly or by reason of the applicable attribution rules ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company, the Option price per share of the Shares covered by each Incentive Option shall be not less than the Fair Market Value of the Shares on the date of the grant of the Incentive Option. In all other cases of Incentive Options, the Option price shall be not less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

 B. Number of Shares

   Each Option shall state the number of Shares to which it pertains.

 C. Term of Option

   Each Incentive Option shall terminate not more than ten (10) years from the date of the grant thereof, or at such earlier time as the Award Agreement may provide, and shall be subject to earlier termination as herein provided, except that if the Option price is required under Paragraph A of this Article VII to be at least one hundred ten percent (110%) of Fair Market Value, each such Incentive Option shall terminate not more than five (5) years from the date of the grant thereof, and shall be subject to earlier termination as herein provided. The Committee shall determine the time at which a Nonstatutory Option shall terminate.

 D. Date of Exercise

   Upon the authorization of the grant of an Option, or at any time thereafter, the Committee may, subject to the provisions of Paragraph C of this Article VII, prescribe the date or dates on which the Option becomes exercisable, and may provide that the Option become exercisable in installments over a period of years, or upon the attainment of stated goals.

 E. Medium of Payment

   The Option price shall be payable upon the exercise of the Option, as set forth in Paragraph I. It shall be payable in such form (permitted by Section 422 of the Code in the case of Incentive Options) as the Committee shall, either by rules promulgated pursuant to the provisions of Article IV of the Plan, or in the particular Award Agreement, provide.

 F. Termination of Employment

     1. A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason other than death, Disability, or termination "for cause," as defined in subparagraph (2) below, may exercise any Option granted to such Participant, to the extent that the right to purchase Shares thereunder has become exercisable on the date of such termination, but only within three (3) months after such date, or, if earlier, within the originally prescribed term of the Option. A Participant's employment shall not be deemed terminated by reason of a transfer to another employer that is the Company or an Affiliate.

     2. A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate "for cause" shall, upon such termination, cease to have any right to exercise any Option. For purposes of this Plan, cause shall mean (i) a Participant's theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company, a Participant's perpetration or attempted perpetration of fraud, or a Participant's participation in a fraud or attempted fraud, the Company or a Participant's unauthorized appropriation of, or a Participant's attempt to misappropriate, any tangible or intangible assets or property of the Company; (ii) any act or acts of disloyalty, dishonesty, misconduct, moral turpitude, or any other act or acts by a Participant injurious to the interest, property, operations, business or reputation of the Company;
  (iii) a Participant's commission of a felony or any other crime the commission of which results in injury to the Company; or (iv) any violation of any restriction on the disclosure or use of confidential information of the Company or on competition with the Company or any of its businesses as then conducted. The determination of the Committee as to the existence of cause shall be conclusive and binding upon the Participant and the Company.

     3. A Participant who is absent from work with the Company or an Affiliate because of temporary disability (any disability other than a Disability), or who is on leave of absence for any purpose permitted by any authoritative interpretation (i.e., regulation, ruling, case law, etc.) of
  Section 422 of the Code, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated his or her employment or relationship with the Company or with an Affiliate, except as the Committee may otherwise expressly provide or determine.

      4. Paragraph F(1) shall control and fix the rights of a Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason other than Disability, death, or termination "for cause," and who subsequently becomes Disabled or dies. Nothing in Paragraphs G and H of this Article VII shall be applicable in any such case except that, in the event of such a subsequent Disability or death within the three (3) month period after the termination of employment or, if earlier, within the originally prescribed term of the Option, the Participant or the Participant's estate or personal representative may exercise the Option permitted by this Paragraph F within twelve (12) months after the date of Disability or death of such Participant, but in no event beyond the originally prescribed term of the Option.

 G. Total and Permanent Disability

   A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant (i) to the extent that the right to purchase Shares thereunder has become exercisable on or before the date such Participant becomes Disabled as determined by the Committee, and (ii) if the Option becomes exercisable periodically, to the extent of any additional rights that would have become exercisable had the Participant not become so Disabled until after the close of business on the next periodic exercise date.

   A Disabled Participant shall exercise such rights, if at all, only within a period of not more than twelve (12) months after the date that the Participant became Disabled as determined by the Committee (notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled) or, if earlier, within the originally prescribed term of the Option.

 H. Death

   In the event that a Participant to whom an Option has been granted ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of such Participant's death, such Option, to the extent that the right is exercisable but not exercised on the date of death, may be exercised by the Participant's estate or personal representative within twelve (12) months after the date of death of such Participant or, if earlier, within the originally prescribed term of the Option, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant were alive and had continued to be an employee or Key Non-Employee of the Company or of an Affiliate.

 I. Exercise of Option and Issuance of Stock

   Options shall be exercised by giving written notice to the Company. Such written notice shall: (i) be signed by the person exercising the Option, (ii) state the number of Shares with respect to which the Option is being exercised,
(iii) contain the warranty required by paragraph M of this Article VII, if applicable, and (iv) specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased. Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option. On the date specified in such written notice (which date may be extended by the Company in order to comply with any law or regulation that requires the Company to take any action with respect to the Option Shares prior to the issuance thereof), the Company shall accept payment for the Option Shares in cash, by bank or certified check, by wire transfer, or by such other means as may be approved by the Committee and shall deliver to the person or persons exercising the Option in exchange therefor an appropriate certificate or certificates for fully paid nonassessable Shares or undertake to deliver certificates within a reasonable period of time. In the event of any failure to take up and pay for the number of Shares specified in such written notice on the date set forth therein (or on the extended date as above provided), the right to exercise the Option shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by the Option and not yet acquired pursuant thereto.

   If approved in advance by the Committee, payment in full or in part also may be made (i) by delivering Shares already owned by the Participant having a total Fair Market Value on the date of such delivery equal to the Option price; (ii) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee; (iii) by authorizing the Company to retain Shares that otherwise would be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option price; (iv) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with part 220, Chapter II, Title 12 of the Code of Federal Regulations, a so-called "cashless" exercise); or (v) by any combination of the foregoing.

 J. Rights as a Stockholder

   No Participant to whom an Option has been granted shall have rights as a stockholder with respect to any Shares covered by such Option except as to such Shares as have been registered in the Company's share register in the name of such Participant upon the due exercise of the Option and tender of the full Option price.

 K. Assignability and Transferability of Option

   Unless otherwise permitted by the Code and by Rule 16b-3 of the Exchange Act, if applicable, and approved in advance by the Committee, an Option granted to a Participant shall not be transferable by the Participant and shall be exercisable, during the Participant's lifetime, only by such Participant or, in the event of the Participant's incapacity, his guardian or legal representative. Except as otherwise permitted herein, such Option shall not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process and any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Paragraph K, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

 L. Other Provisions

   The Award Agreement for an Incentive Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such Option can be an "incentive stock option" within the meaning of
Section 422 of the Code. Further, the Award Agreements authorized under the Plan shall be subject to such other terms and conditions including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable and which, in the case of Incentive Options, are not inconsistent with the requirements of Section 422 of the Code.

 M. Purchase for Investment

   If Shares to be issued upon the particular exercise of an Option shall not have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled. The person who exercises such Option shall warrant to the Company that, at the time of such exercise, such person is acquiring his or her Option Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and shall make such other representations, warranties, acknowledgements, and affirmations, if any, as the Committee may require. In such event, the person acquiring such Shares shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) evidencing his or her Option Shares issued pursuant to such exercise.

     "The shares represented by this certificate have been acquired for investment and they may not be sold or otherwise transferred by any person, including a pledgee, in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that an exemption from registration is then available."

     "The shares of stock represented by this certificate are subject to all of the terms and conditions of a certain Stockholders' Agreement dated as
  of       , 199  , among the Company and certain of its
  stockholders. A copy of the Agreement is on file in the office of the Secretary of the Company. The Agreement provides, among other things, for restrictions upon the holder's right to transfer the shares represented hereby, and for certain prior rights to purchase and certain obligations to sell the shares of common stock evidenced by this certificate at a designated purchase price determined in accordance with certain procedures. Any attempted transfer of these shares other than in compliance with the Agreement shall be void and of no effect. By accepting the shares of stock evidenced by this certificate, any permitted transferee agrees to be bound by all of the terms and conditions of said Agreement."

   Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining any consent that the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

VIII. Formula Options

   A. Each Non-Employee Board Member shall be granted automatically a Formula Option to purchase nine thousand (9,000) Shares upon his or her initial election and qualification for a three (3) year term as a Non-Employee Board Member, and, thereafter, shall be granted automatically a Formula Option to purchase nine thousand (9,000) Shares upon each re-election and qualification as a Non-Employee Board Member. The foregoing notwithstanding, and in lieu thereof, each Non-Employee Board Member whose election is for a term of less than three (3) years shall be granted automatically a Formula Option to purchase three thousand (3,000) Shares for each year of his or her term.

   B. The purchase price of the Shares subject to the Formula Option shall be equal to one hundred percent (100%) of the Fair Market Value as of the date of grant.

   C. The Shares subject to the Formula Option granted to a Non-Employee Board Member shall become exercisable cumulatively, in accordance with the following schedule:

                                                     Cumulative Number of Shares
                                                      for Which Formula Option
      Years Elapsed Since Date of Grant                   May be Exercised
      ---------------------------------              ---------------------------
      Less than 1...................................                0
      1.............................................            3,000
      2.............................................            6,000
      3 or more.....................................            9,000

The foregoing schedule notwithstanding, if a Non-Employee Board Member shall cease to be a director of the Company because of death or Disability, all Shares for which a Formula Option has been granted shall become immediately exercisable and shall be exercisable in accordance with Paragraphs G and H of
Article VII. If a Non-Employee Board Member ceases to be a director of the Company for any reason other than death or Disability, his or her right to exercise the Formula Option, and the timing of such exercise, shall be governed by the applicable provisions of Paragraph F of Article VII.

   D. Formula Options shall be evidenced by an Award Agreement which shall conform to the requirements of the Plan, and may contain such other provisions not inconsistent therewith, as the Committee shall deem advisable. The provisions of Article VII governing Nonstatutory Options, and the exercise and issuance thereof, shall apply to Formula Options to the extent such provisions are not inconsistent with this Article VIII.

IX. Required Terms and Conditions of Restricted Stock

   A. The Committee may from time to time grant an Award in Shares of Common Stock or grant an Award denominated in units of Common Stock, for such consideration, if any, as the Committee deems appropriate (which amount may be less than the Fair Market Value of the Common Stock on the date of the Award), and subject to such restrictions and conditions and other terms as the Committee may determine at the time of the

Award (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other measurements of Company or Affiliate performance), and subject further to the general provisions of the Plan, the applicable Award Agreement, and the following specific rules.

   B. If Shares of Restricted Stock are awarded, such Shares cannot be assigned, sold, transferred, pledged, or hypothecated prior to the lapse of the restrictions applicable thereto, and, in no event, prior to six (6) months from the date of the Award. The Company shall issue, in the name of the Participant, stock certificates representing the total number of Shares of Restricted Stock awarded to the Participant, as soon as may be reasonably practicable after the grant of the Award, which certificates shall be held by the Secretary of the Company as provided in Paragraph G.

   C. Restricted Stock issued to a Participant under the Plan shall be governed by an Award Agreement that shall specify whether Shares of Common Stock are awarded to the Participant, or whether the Award shall be one not of Shares of Common Stock but one denominated in units of Common Stock, any consideration required thereto, and such other provisions as the Committee shall determine.

   D. Subject to the provisions of Paragraphs B and E hereof and the restrictions set forth in the related Award Agreement, the Participant receiving an Award of Shares of Restricted Stock shall thereupon be a stockholder with respect to all of the Shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions made with respect to such Shares. All Common Stock received by a Participant as the result of any dividend on the Shares of Restricted Stock, or as the result of any stock split, stock distribution, or combination of the Shares affecting Restricted Stock, shall be subject to the restrictions set forth in the related Award Agreement.

   E. Restricted Stock awarded to a Participant pursuant to the Plan will be forfeited, and any Shares of Restricted Stock or units of Restricted Stock sold to a Participant pursuant to the Plan may, at the Company's option, be resold to the Company for an amount equal to the price paid therefor, and in either case, such Restricted Stock shall revert to the Company, if the Company so determines in accordance with Article XIV or any other condition set forth in the Award Agreement, or, alternatively, if the Participant's employment with the Company or its Affiliates terminates, other than for reasons set forth in Article XIII, prior to the expiration of the forfeiture or restriction provisions set forth in the Award Agreement.

   F. The Committee, in its discretion, shall have the power to accelerate the date on which the restrictions contained in the Award Agreement shall lapse with respect to any or all Restricted Stock awarded under the Plan.

   G. The Secretary of the Company shall hold the certificate or certificates representing Shares of Restricted Stock issued under the Plan, properly endorsed for transfer, on behalf of each Participant who holds such Shares, until such time as the Shares of Restricted Stock are forfeited, resold to the Company, or the restrictions lapse. Any Restricted Stock denominated in units of Common Stock, if not previously forfeited, shall be payable in accordance with Article XV as soon as practicable after the restrictions lapse.

   H. The Committee may prescribe such other restrictions, conditions, and terms applicable to Restricted Stock issued to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan or the Award Agreement, including, without limitation, terms providing for a lapse of the restrictions of this Article or any Award Agreement in installments.

X. Required Terms and Conditions of Stock Appreciation Rights

   If deemed by the Committee to be in the best interests of the Company, a Participant may be granted a Right. Each Right shall be granted subject to such restrictions and conditions and other terms as the Committee may specify in the Award Agreement at the time the Right is granted, subject to the general provisions of the Plan, and the following specific rules.

   A. Rights may be granted, if at all, either singly, in combination with another Award, or in tandem with another Award. At the time of grant of a Right, the Committee shall specify the base price of Common Stock to be used in connection with the calculation described in Paragraph B below, provided that the base price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the date of grant, unless approved by the Board.

   B. Upon exercise of a Right, which shall be not less than six (6) months from the date of the grant, the Participant shall be entitled to receive in accordance with Article XV, and as soon as practicable, the excess of the Fair Market Value of one Share of Common Stock on the date of exercise over the base price specified in such Right, multiplied by the number of Shares of Common Stock then subject to the Right, or the portion thereof being exercised.

   C. Notwithstanding anything herein to the contrary, if the Award granted to a Participant allows him or her to elect to cancel all or any portion of an unexercised Option by exercising an additional or tandem Right, then the Option price per Share of Common Stock shall be used as the base price specified in Paragraph A to determine the value of the Right upon such exercise and, in the event of the exercise of such Right, the Company's obligation with respect to such Option or portion thereof shall be discharged by payment of the Right so exercised. In the event of such a cancellation, the number of Shares as to which such Option was canceled shall become available for use under the Plan, less the number of Shares, if any, received by the Participant upon such cancellation in accordance with Article XV.

   D. A Right may be exercised only by the Participant (or, if applicable under Article XIII, by a legatee or legatees of such Right, or by the Participant's executors, personal representatives, or distributees).

XI. Performance Awards

   A. A Participant may be granted an Award that is subject to performance conditions specified by the Committee. The Committee may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other measurements of Company or Affiliate performance), and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as otherwise limited under Paragraphs C and D, below, in the case of a Performance Award intended to qualify under Code Section 162(m).

   B. Any Performance Award will be forfeited if the Company so determines in accordance with Article XIV or any other condition set forth in the Award Agreement, or, alternatively, if the Participant's employment with the Company or its Affiliates terminates, other than for reasons set forth in Article XIII, prior to the expiration of the time period over which the performance conditions are to be measured.

   C. If the Committee determines that a Performance Award to be granted to a Key Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Paragraph C.

     1. Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee consistent with this Paragraph C. Performance goals shall be objective and shall otherwise meet the requirements of Code
  Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the performance goals being "substantially uncertain." The Committee may determine that more than one performance goal must be achieved as a condition to settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

     2. Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Affiliates or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards:
  (1) total stockholder return; (2) such total stockholder return as compared to the total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 or the Nasdaq-U.S. Index; (3) net income; (4) pre-tax earnings; (5) EBITDA; (6) pre-tax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating income, excluding the effect of charges for acquired in-process technology and before payment of executive bonuses;
  (13) earnings per share, excluding the effect of charges for acquired in-process technology and before payment of executive bonuses; (14) working capital; and (15) total revenues. The foregoing business criteria also may be used in establishing performance goals for Cash Awards granted under
  Article XII hereof.

     3. Compensation Limitation. No Key Employee may receive a Performance Award in excess of $2,400,000 for any three (3) year period.

   D. Achievement of performance goals in respect of such Performance Awards shall be measured over such periods as may be specified by the Committee. Performance goals shall be established on or before the dates that are required or permitted for "performance-based compensation" under Code Section 162(m).

   E. Settlement of Performance Awards may be in cash or Shares, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable in respect of a Performance Award subject to Code Section 162(m).

XII. Required Terms and Conditions of Cash Awards

   A. The Committee may from time to time authorize the award of cash payments under the Plan to Participants, subject to such restrictions and conditions and other terms as the Committee may determine at the time of authorization (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other measurements of Company or Affiliate performance), and subject to the general provisions of the Plan, the applicable Award Agreement, and the following specific rules.

   B. Any Cash Award will be forfeited if Company so determines in accordance with Article XIV or any other condition set forth in the Award Agreement, or, alternatively, if the Participant's employment with the Company or its Affiliates terminates, other than for reasons set forth in Article XIII, prior to the attainment of any goals set forth in the Award Agreement or prior to the expiration of the forfeiture or restriction provisions set forth in the Award Agreement, whichever is applicable.

   C. The Committee, in its discretion, shall have the power to change the date on which the restrictions contained in the Award Agreement shall lapse, or the date on which goals are to be measured, with respect to any Cash Award.

   D. Any Cash Award, if not previously forfeited, shall be payable in accordance with Article XV as soon as practicable after the restrictions lapse or the goals are attained.

   E. The Committee may prescribe such other restrictions, conditions, and terms applicable to the Cash Awards issued to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan or the Award Agreement, including, without limitation, terms providing for a lapse of the restrictions, or a measurement of the goals, in installments.

XIII. Termination of Employment

   Except as may otherwise be (i) provided in Article VII for Options, (ii) provided for under the Award Agreement, or (iii) permitted pursuant to Paragraphs A through C of this Article XIII (subject to the limitations under the Code for Incentive Options), if the employment of a Participant terminates, all unexpired, unpaid, unexercised, or deferred Awards shall be canceled immediately.

   A. Retirement under a Company or Affiliate Retirement Plan. When a Participant's employment terminates as a result of retirement as defined under a Company or Affiliate retirement plan, the Committee may permit Awards to continue in effect beyond the date of retirement in accordance with the applicable Award Agreement, and/or the exercisability and vesting of any Award may be accelerated.

   B. Resignation in the Best Interests of the Company or an Affiliate. When a Participant resigns from the Company or an Affiliate and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination and (ii) permit the exercise, vesting, and payment of such Awards for such period as may be set forth in the applicable Award Agreement, subject to earlier cancellation pursuant to Article XIV or at such time as the Committee shall deem the continuation of all or any part of the Participant's Awards are not in the Company's or its Affiliate's best interests.

   C. Death or Disability of a Participant

     1. In the event of a Participant's death, the Participant's estate or beneficiaries shall have a period up to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) the expiration date specified in Paragraph H of Article VII, within which to receive or exercise any outstanding Awards held by the Participant under such terms as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; (b) to a legal representative of the Participant; or (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Awards so passing shall be made at such times and in such manner as if the Participant were living.

     2. In the event a Participant is determined by the Company to be Disabled, and subject to the limitations of Paragraph G of Article VII, Awards may be paid to, or exercised by, the Participant, if legally competent, or by a legally designated guardian or other representative if the Participant is legally incompetent by virtue of such Disability.

     3. After the death or Disability of a Participant, the Committee may in its sole discretion at any time (i) terminate restrictions in Award Agreements; (ii) accelerate any or all installments and rights; and/or
  (iii) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant's estate, beneficiaries or representative, notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards ultimately might have become payable to other beneficiaries.

XIV. Cancellation and Rescission of Awards

   Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, unexercised, or deferred Awards at any time if the Participant is not in compliance with the applicable provisions of the Award Agreement, the Plan, or with the following conditions:

   A. A Participant shall not breach any protective agreement entered into between him or her and the Company or any Affiliates, or render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For a Participant whose employment has terminated, the judgment of the chief executive officer shall be based on terms of the protective agreement, if applicable, or on the Participant's position and responsibilities while employed by the Company or its Affiliates, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current, and potential competition or conflict between the Company and other organization or business, the effect of the Participant's assuming the post-employment position on the Company's or its Affiliate's customers, suppliers, investors, and competitors, and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant may, however, purchase as an investment or otherwise, stock or other securities of any organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than one percent (1%) equity interest in the organization or business.

   B. A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company or its Affiliates, or use in other than the Company's or Affiliate's business, any confidential information or materials relating to the business of the Company or its Affiliates, acquired by the Participant either during or after employment with the Company or its Affiliates.

   C. A Participant shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment with the Company or an Affiliate, relating in any manner to the actual or anticipated business, research, or development work of the Company or its Affiliates, and shall do anything reasonably necessary to enable the Company or its Affiliates to secure a patent, trademark, copyright, or other protectable interest where appropriate in the United States and in foreign countries.

Upon exercise, payment, or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan, including the provisions of Paragraphs A, B or C of this Article XIV. Failure to comply with the provisions of Paragraphs A, B or C of this Article XIV prior to, or during the one (1) year period after, any exercise, payment, or delivery pursuant to an Award shall cause such exercise, payment, or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two (2) years after such exercise, payment, or delivery. Within ten (10) days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment, or delivery pursuant to the Award. Such payment shall be made either in cash or by returning to the Company the number of Shares of Common Stock that the Participant received in connection with the rescinded exercise, payment, or delivery.

XV. Payment of Restricted Stock, Rights, Performance Awards and Cash Awards

   Payment of Restricted Stock, Rights, Performance Awards and Cash Awards may be made, as the Committee shall specify, in the form of cash, Shares of Common Stock, or combinations thereof; provided, however, that a fractional Share of Common Stock shall be paid in cash equal to the Fair Market Value of the fractional Share of Common Stock at the time of payment.

XVI. Withholding

   Except as otherwise provided by the Committee,

   A. The Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan; and

   B. In the case of payments of Awards, or upon any other taxable event hereunder, a Participant may elect, subject to the approval in advance by the Committee, to satisfy the withholding requirement, if any, in whole or in part, by having the Company withhold Shares of Common Stock that would otherwise be transferred to the

Participant having a Fair Market Value, on the date the tax is to be determined, equal to the minimum marginal tax that could be imposed on the transaction. All elections shall be made in writing and signed by the Participant.

XVII. Savings Clause

   This Plan is intended to comply in all respects with applicable law and regulations, including, (i) with respect to those Participants who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission, if applicable, and (ii) with respect to executive officers, Code Section 162(m). In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3 and Code
Section 162(m)), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3 and Code Section 162(m)) so as to foster the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Participants who are officers and directors for purposes of Section 16 of the Exchange Act, if applicable, and if required to comply with rules promulgated thereunder, no grant of, or Option to purchase, Shares shall permit unrestricted ownership of Shares by the Participant for at least six (6) months from the date of grant or Option, unless the Board determines that the grant of, or Option to purchase, Shares otherwise satisfies the then current Rule 16b-3 requirements.

XVIII. Adjustments upon Changes in Capitalization; Corporate Transactions

   In the event that the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, change in par value, stock split-up, combination of shares or dividends payable in capital stock, or the like, appropriate adjustments to prevent dilution or enlargement of the Awards granted to, or available for, Participants shall be made in the manner and kind of Shares for the purchase of which Awards may be granted under the Plan, and, in addition, appropriate adjustment shall be made in the number and kind of Shares and in the Option price per share subject to outstanding Options. The foregoing notwithstanding, no such adjustment shall be made in an Incentive Option which shall, within the meaning of Section 424 of the Code, constitute such a modification, extension, or renewal of an Option as to cause it to be considered as the grant of a new Option.

   Notwithstanding anything herein to the contrary, the Company may, in its sole discretion, accelerate the timing of the exercise provisions of any Award in the event of a tender offer for the Company's Shares, the adoption of a plan of merger or consolidation under which a majority of the Shares of the Company would be eliminated, or a sale of all or any portion of the Company's assets or capital stock. Alternatively, the Company may, in its sole discretion, cancel any or all Awards upon any of the foregoing events and provide for the payment to Participants in cash of an amount equal to the value or appreciated value, whichever is applicable, of the Award, as determined in good faith by the Committee, at the close of business on the date of such event. The preceding two sentences of this Article XVIII notwithstanding, the Company shall be required to accelerate the timing of the exercise provisions of any Award if (i) any such business combination is to be accounted for as a pooling-of-interests under APB Opinion 16 and (ii) the timing of such acceleration does not prevent such pooling-of-interests treatment.

   Upon a business combination by the Company or any of its Affiliates with any corporation or other entity through the adoption of a plan of merger or consolidation or a share exchange or through the purchase of all or substantially all of the capital stock or assets of such other corporation or entity, the Board or the Committee may, in its sole discretion, grant Options pursuant hereto to all or any persons who, on the effective date of such transaction, hold outstanding options to purchase securities of such other corporation or entity and who, on and after the effective date of such transaction, will become employees or directors of, or consultants or advisors to, the Company or its Affiliates. The number of Shares subject to such substitute Options shall be determined in accordance with the terms of the transaction by which the business combination is effected. Notwithstanding the other provisions of this Plan, the other terms of such substitute Options shall be substantially the same as or economically equivalent to the terms of the options for which such Options are substituted, all as determined by the Board or by the Committee, as the case may be. Upon the grant of substitute Options pursuant hereto, the options to purchase securities of such other corporation or entity for which such Options are substituted shall be cancelled immediately.

XIX. Dissolution or Liquidation of the Company

   Upon the dissolution or liquidation of the Company other than in connection with a transaction to which Article XVIII is applicable, all Awards granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant under the applicable Award have not otherwise terminated and expired, the Participant may, if the Committee, in its sole discretion, so permits, have the right immediately prior to such dissolution or liquidation to exercise any Award granted hereunder to the extent that the right thereunder has become exercisable as of the date immediately prior to such dissolution or liquidation.

XX. Termination of the Plan

   The Plan shall terminate (10) years from the earlier of the date of its adoption by the Board or the date of its approval by the stockholders. The Plan may be terminated at an earlier date by vote of the stockholders or the Board; provided, however, that any such earlier termination shall not affect any Award Agreements executed prior to the effective date of such termination. Notwithstanding anything in this Plan to the contrary, any Options granted prior to the effective date of the Plan's termination may be exercised until the earlier of (i) the date set forth in the Award Agreement, or (ii) in the case of an Incentive Option, ten (10) years from the date the Option is granted; and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control.

XXI. Amendment of the Plan

   The Plan may be amended by the Board and such amendment shall become effective upon adoption by the Board; provided, however, that any amendment that (i) increases the numbers of Shares that may be granted under this Plan, other than as provided by Article XVIII, (ii) materially modifies the requirements as to eligibility to participate in the Plan, (iii) materially increases the benefits to Participants, (iv) extends the period during which Incentive Options may be granted or exercised, or (v) changes the designation of the class of employees eligible to receive Incentive Options, or otherwise causes the Incentive Options to no longer qualify as "incentive stock options" as defined in Section 422 of the Code, also shall be subject to the approval of the stockholders of the Company within one (1) year either before or after such adoption by the Board, subject to the requirements of Article XVII of the Plan.

XXII. Employment Relationship

   Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment of a Participant, nor to prevent a Participant from terminating the Participant's employment with the Company or an Affiliate.

XXIII. Indemnification of Committee

   In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken by them as directors or members of the Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the director or Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties. To receive such indemnification, a director or Committee member must first offer in writing to the Company the opportunity, at its own expense, to defend any such action, suit or proceeding.

XXIV. Unfunded Plan

   Insofar as it provides for payments in cash in accordance with Article XV, or otherwise, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock, or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock, or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board, or the Committee be deemed to be a trustee of any cash, Common Stock, or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash, Common Stock, or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

XXV. Mitigation of Excise Tax

   If any payment or right accruing to a Participant under this Plan (without the application of this Article XXV), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate, would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Company. The Participant shall cooperate in good faith with the Company in making such determination and providing any necessary information for this purpose.

XXVI. Effective Date

   This Plan shall become effective upon adoption by the Board, provided that the Plan is approved by the stockholders of the Company before or at the Company's next annual meeting, but in no event shall stockholder approval be sought more than one (1) year after such adoption by the Board.

XXVII. Governing Law

   This Plan shall be governed by the laws of the State of Illinois and construed in accordance therewith.

Adopted this 30th day of June, 1996.

PROXY                                                                      PROXY
                            The Metzler Group, Inc.
                     615 N. Wabash, Chicago, Illinois 60611

          This Proxy is Solicited on Behalf of the Board of Directors

 The undersigned hereby appoints Robert P. Maher as the undersigned's proxy, with full power of substitution, to represent and to vote, as designated below, all of the undersigned's common stock in The Metzler Group, Inc. at the annual meeting of shareholders of The Metzler Group, Inc. to be held on Thursday, July 15, 1999, and at any adjournment thereof, with the same authority as if the undersigned were personally present.

 This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. If no specific direction is made, this proxy will be voted in the discretion of the policy holder on all matters. The Board favors a vote "FOR" each of:
 . The election of the nominated director.
 . The approval of the amendment to The Metzler Group, Inc.'s Amended and
   Restated Certificate of Incorporation to increase the total number of authorized shares of common stock to 250,000,000.
 . The approval of the amendment to The Metzler Group, Inc.'s Amended and
   Restated Certificate of Incorporation to change the name of The Metzler Group, Inc. to Navigant Consulting, Inc.
 . The re-approval of The Metzler Group, Inc.'s Long-Term Incentive Plan.

  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE RETURN
                                   ENVELOPE.

                 (Continued and to be signed on reverse side.)

                            THE METZLER GROUP, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


1. Election of Director                             For    Against

   Robert P. Maher                                  [_]      [_]


2. Amendment to Amended and Restated Certificate    For    Against    Abstain
   of Incorporation to increase total authorized
   common stock to 250,000,000 shares               [_]      [_]        [_]

3. Amendment to Amended and Restated Certificate    For    Against    Abstain
   of Incorporation to change our name to
   Navigant Consulting, Inc.                        [_]      [_]        [_]

4. Re-approval of Incentive Plan                    For    Against    Abstain

                                                    [_]      [_]        [_]

5. In their discretion, the Proxies are
   authorized to vote upon such other business as may properly come before the meeting.


                                               Dated: _________________ , 1999

                                       Signature(s)___________________________

                                       _______________________________________
                                       Please sign exactly as name appears
                                       hereon. For joint accounts, all tenants
                                       should sign. Executors, administrators,
                                       trustees, etc., should so indicate when
                                       signing.

                                          PLEASE VOTE, SIGN, DATE AND RETURN
                                               THIS PROXY FORM PROMPTLY
                                             USING THE ENCLOSED ENVELOPE.